UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Loan Agreements with Intesa Sanpaolo S.p.A. of Italy

As previously disclosed on the Current Report on Form 8-K filed by Kaleyra, Inc., a Delaware corporation (f/k/a GigCapital, Inc., hereinafter the “Company”), with the Securities and Exchange Commission (“SEC”) on December 2, 2019, the Company’s wholly-owned subsidiary, Kaleyra S.p.A. entered into the following loan agreements with Intesa Sanpaolo S.p.A.:

–

a medium-term financing agreement, denominated in Euro, for a total notional amount of €1.5 ($1.7 million at the December 31, 2019 exchange rate) to be repaid in quarterly installments, on July 23, 2018 (the “Loan Contract No. 1”). The Loan Contract No. 1 had an original maturity date of July 31, 2021, which was revised subsequent to year-end to October 2021; and

–

a medium-term financing agreement, for a total notional amount of €4.0 million ($4.5 million at the December 31, 2019 exchange rate) with a maturity of 48 months from the date of disbursement to be repaid in quarterly installments starting from October 2019 (the “Loan Contract No. 2”).

Loan Contract No. 1 was previously filed as Exhibit 10.16, and as modified, Exhibit 10.22, to the Company’s Current Report on Form 8-K in December 2, 2019, and Loan Contract No. 2 was previously filed as Exhibit 10.22 to such Current Report on Form 8-K, and each are incorporated by reference hereto.

On February 23, 2021, Kaleyra S.p.A. entered into an amendment to the Loan Contract No. 1 (the “Amendment No. 1”) and an amendment to the Loan Contract No. 2 (the “Amendment No. 2”, and together with the Amendment No. 1, the “Amendments”). The Amendments provide each that certain financial parameters be amended, in particular that (i) the net financial position/equity ratio be increased for the financial year ended December 31, 2020 to <3.50, for the financial year ended December 31, 2021 to <1.30, and for the financial year ended December 31, 2022 to <1.00 and (ii) the net financial position/gross operating income ratio be increased for the financial year ended December 31, 2020 to <4.00, for the financial year ended December 31, 2021 to <2.00, and for the financial year ended December 31, 2022 to <1.50.

The foregoing description is only a summary of the Amendments and is qualified in its entirety by reference to the full text of the Amendments which are filed as Exhibit 10.1, with respect to Amendment No. 1, and Exhibit 10.2, with respect to Amendment No. 2, hereto, and are incorporated by reference. The Amendments are included as an exhibit to this Current Report in order to provide investors and security holders with material information regarding their terms. The Amendments are not intended to provide any factual information about Kaleyra S.p.A. or Intesa Sanpaolo S.p.A.

Item 8.01	Other Events.

As previously disclosed on the Current Report on Form 8-K as filed by the Company with the SEC on October 31, 2019, the Company entered into an agreement (the “Confirmation”) for an OTC Equity Prepaid Forward Transaction (the “Transaction”) with Nomura Global Financial Products, Inc. (“NGFP”), an affiliate of Nomura Securities International, Inc.

In accordance with the terms of the Confirmation, NGFP has fully terminated the Transaction and made a payment in the aggregate amount of $17,044,583.70 to the Company on February 25, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1	Amendment to Loan Contract, dated as of February 23, 2021, by and between Kaleyra Inc. and Intesa Sanpaolo S.p.A.

10.2	Amendment to Loan Contract, dated as of February 23, 2021, by and between Kaleyra Inc. and Intesa Sanpaolo S.p.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President